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                                                                   EXHIBIT 10.32

                        ADDENDUM TO EMPLOYMENT AGREEMENT


         The Employment Agreement between The viaLink Company ("viaLink") and David Lloyd dated the 9th day of April, 1999 is amended as follows:

1. Effective as of the tenth day of March, 2000, David Lloyd's title shall be changed to Senior Vice President of Operations.

2. Effective as of the tenth day of March, 2000, the annualized salary set forth in Section 4.1 of said Employment Agreement shall be increased to two hundred and twelve thousand dollars ($212,000).

3. The first sentence of Section 6.1 shall be deleted and replaced with the following sentence: "Except as hereinafter set forth, the term ("Term) of this Agreement shall commence on the 9th day of April, 1999 ("Effective Date and shall continue through the 25th day of May, 2001 and shall be automatically renewed on a year to year basis thereafter unless one party hereto notifies the other party hereto in writing at least thirty (30) days prior to the end of the then current Term that it will not renew this Agreement at the end of such then current Term."

4. Except as amended herein, no further changes are made to the Employment Agreement and the same remains in full force and effect.


The viaLink Company                                  David Lloyd



By:
   -------------------------                         -------------------------
   Lewis B. Kilbourne                                David Lloyd

Its:   Chief Executive Officer


Date:                                                Date:
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